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                                                                    Exhibit 99.1

[PSYCHIATRIC SOLUTIONS, INC. LOGO]

CONTACT:
Brent Turner
Vice President, Treasurer and
Investor Relations
(615) 312-5700

         PSYCHIATRIC SOLUTIONS ANNOUNCES THE LAUNCHING OF ITS FINANCING
               TO ACQUIRE 20 INPATIENT PSYCHIATRIC FACILITIES FROM
                             ARDENT HEALTH SERVICES

FRANKLIN, Tenn. (June 14, 2005) - Psychiatric Solutions, Inc. ("PSI") (NASDAQ:
PSYS) today announced the launch of its amended and restated $475 million Senior Secured Credit Facilities. Proceeds from these facilities, in conjunction with the proceeds from a proposed $150 million Senior Subordinated Notes issuance, will be used to fund a portion of the acquisition of 20 inpatient psychiatric facilities from Ardent Health Services, to pay fees and expenses related to the acquisition and for general corporate purposes. The amended and restated facilities include a $325 million term loan facility maturing in 2012 and a $150 million revolving credit facility maturing on December 21, 2009. These facilities will be guaranteed by all of PSI's subsidiaries, other than PSI Surety, Inc., certain HUD financing subsidiaries and certain immaterial subsidiaries, and will be secured by substantially all of the real and personal property of PSI and its subsidiaries (other than the assets of PSI Surety, Inc., certain HUD financing subsidiaries and certain immaterial subsidiaries).

      The Senior Subordinated Notes will be unsecured senior subordinated indebtedness of PSI guaranteed on a senior subordinated basis by all of PSI's subsidiaries, other than PSI Surety, Inc., certain HUD financing subsidiaries and certain immaterial subsidiaries. The Senior Subordinated Notes will be sold to qualified institutional buyers in reliance on Rule 144A, and outside the United States in compliance with Regulation S under the Securities Act. The Senior Subordinated Notes initially will not be registered under the Securities Act of 1933 or state securities laws and may not be offered or sold in the United States without registration unless an exemption from such registration is available.

      This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Senior Subordinated Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

      This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) PSI's ability to complete the

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PSYS Announces Launch of Financing
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June 14, 2005

acquisition of 20 inpatient psychiatric facilities from Ardent Health Services;
(2) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional inpatient facilities on favorable terms; (3) the ability of PSI to improve the operations of acquired inpatient facilities, including the inpatient facilities to be acquired from Ardent Heath Services; (4) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (5) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (6) risks inherent to the health care industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients and others; and
(7) potential difficulties in integrating the operations of PSI with recently acquired operations, including the inpatient facilities to be acquired from Ardent Heath Services. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission, including the factors listed in PSI's Annual Report on Form 10-K for 2004 filed on March 15, 2005, under the caption "Risk Factors." PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

      Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 34 owned or leased freestanding psychiatric inpatient facilities with more than 4,000 beds. The Company also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.

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